Vertiv Second Quarter Operating Profit of $26 Million and Adjusted Operating Profit(1) of $82 Million Exceed Mid-point of Guidance
•Strong demand continued. Second quarter orders up 17% (10% from price) from last year. Record high $4.4 billion backlog
•Strong net sales growth of 11.0% and organic net sales growth of 7.9% compared with second quarter 2021
•Lowering full year adjusted operating profit guidance to $475 million - $500 million, $37.5 million lower at mid-point of guidance range including $25 million from foreign currency
•Increasing fourth quarter sales and adjusted operating profit guidance which positions us well for a strong 2023
COLUMBUS, Ohio [August 3, 2022] – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its second quarter ended June 30, 2022. Vertiv reported second quarter net sales of $1,399 million, an increase of $139 million, or 11.0%, compared with last year’s second quarter and a 7.9% organic net sales increase excluding the impact of foreign currency, acquisitions and divestitures. Foreign currency negatively impacted second quarter sales by approximately $60 million. Americas net sales increased 14.6% and were up 6.6% organically, driven primarily by price realization. APAC net sales increased 2.3% and were up 5.9% organically, primarily driven by price realization and volume increases outside of China. China volume was down slightly in the second quarter due to COVID-19 lockdowns but is anticipated to return to growth in third quarter 2022 and had double-digit growth in the month of June. EMEA net sales increased 16.0% and were up 13.3% organically, driven equally by volume and price realization. Vertiv’s second quarter orders increased 17% compared to the prior year quarter, with 11% from higher volume and 10% from pricing, partially offset by a 4% foreign exchange headwind. Backlog remained strong with another record quarter end of $4.4 billion at the end of June, increasing 39% from the end of 2021.
Second quarter operating profit decreased $76 million to $26 million and adjusted operating profit of $82 million decreased $52 million from the prior year second quarter. Benefits from pricing, the E&I acquisition and volume were more than offset by material and freight inflation, higher fixed costs, foreign exchange and other cost headwinds. Pricing of $80 million was consistent with expectations and doubled sequentially from the first quarter. Our full year $360 million pricing plan remains on track with $120 million recognized in the first half and $240 million expected in the second half with approximately 75% of this second half pricing already in backlog and the remaining 25% based upon pricing actions already implemented on anticipated book and ship business.
“We saw sequential financial improvement in our second quarter results as we anticipated,” said Rob Johnson, Vertiv’s Chief Executive Officer. “Supply chain constraints are being addressed by additional sources of supply coming online while continued strong demand for our products is enabling us to take price and continue to meet our pricing plan. The benefits of the aggressive actions we’ve taken are reflected in the sequential improvement in adjusted operating margins in all regions, demonstrating broad-based strength across our business. We’ve revised down full year adjusted operating profit guidance, primarily due to foreign exchange. Our first half results are consistent with expectations communicated earlier this year, and while third quarter guidance is lower than originally anticipated, it is expected to be a significant increase from second quarter, indicating that our actions are taking hold and will bridge us to a very strong fourth quarter and 2023.”
Dave Cote, Vertiv’s Executive Chairman, added: “Halfway through 2022, we are executing on the plan we laid out in February, delivering sequential margin improvement and achieving pricing increases that should outpace inflation in the second half and addressing the cost issues, primarily in the Americas. We expect our strong competitive position, buoyed by robust market demand and strengthened supply chain sources, and our focus on better execution should drive improved performance, profitability and value-creation in the second half of 2022, and position us well for 2023 and beyond.”

Free Cash Flow and Liquidity
Net cash used by operating activities in the second quarter was $206 million, $265 million less cash generated compared to the prior year quarter, and free cash flow was a use of cash of $232 million, a decline of $274 million from the free cash flow generated in the prior year quarter. Our year-to-date free cash flow has been lower than expected, primarily due to increased inventory to support a projected strong second half sales outlook, as well as additional inventory due to challenging supply chain dynamics. We expect free cash flow for the full year to be in the range of a $25 million generation of cash to a $25 million use of cash, which implies strong second half 2022 free cash flow mainly concentrated in the fourth quarter. Sales are projected to be more heavily weighted toward the fourth quarter, which is a normal seasonal pattern, with the cash benefit from those sales primarily realized in 2023. Liquidity at the end of the second quarter was $457 million.
Third Quarter, Fourth Quarter and Full Year 2022 Guidance
End market demand continues to be strong, as evidenced by continued strength in cloud and colocation markets. The change in full year 2022 adjusted operating profit guidance – down $37.5 million at the mid-point of the range – is driven by higher sales volume more than offset by foreign exchange, additional material inflation, lower expected profit from E&I, higher fixed costs due to the timing of the volume ramp-up in the second half and other cost headwinds. Price realization remains on plan and supply chain constraints have started to ease with new suppliers coming online in support of the higher expected volume in the second half. We continue to anticipate a strong second half 2022 with sequential acceleration of financial performance that will position Vertiv well for 2023.

	Third Quarter 2022 Guidance	Prior Third Quarter 2022 Guidance
Net sales	$1,460M - $1,500M	$1,530M
Organic net sales growth(2)	18% – 21%	17%
Adjusted operating profit	$130M – $150M	$180M - $200M
Adjusted operating margin(2)	9.1% – 9.7%	12% - 13%
Adjusted diluted EPS	$0.20 – $0.26	$0.31

	Fourth Quarter 2022 Guidance	Prior Fourth Quarter 2022 Guidance
Net sales	$1,680M - $1,720M	$1,680M
Organic net sales growth(2)	22% - 26%	16%
Adjusted operating profit	$240M – $265M	$230M - $255M
Adjusted operating margin(2)	15%	14% - 15%
Adjusted diluted EPS	$0.39	$0.39

	Full Year 2022 Guidance	Prior Full Year 2022 Guidance
Net sales	$5,700M - $5,770M	$5,600M - $5,800M
Organic net sales growth(2)	13% - 14%	7.0% - 11.0%
Adjusted operating profit	$475M - $500M	$500M - $550M
Adjusted operating margin(2)	8.3% - 8.7%	9.0% - 9.4%
Adjusted diluted EPS	$0.61 - $0.67	$0.67 - $0.77
Free Cash Flow(2)	($25M) - $25M	$125M - $175M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Second Quarter 2022 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, August 3, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 24,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures may include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS, and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to third quarter, fourth quarter and full-year 2022 guidance, including organic net sales growth, free cash flow, and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2022, as well as expected impacts from our pricing actions, and our guidance for third quarter, fourth quarter and full year 2022. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the 2021 Form 10-K. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to pre-business combination tax assets and attributes; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; volatility in Vertiv's stock price due to various market and operational factors; risks associated with the failure of industry analysts to provide coverage of Vertiv's business or securities; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.
Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Net sales(1)
Net sales - products	$1,055.0	$926.6	$1,904.4	$1,730.3
Net sales - services	344.4	333.7	651.4	628.4
Net sales	1,399.4	1,260.3	2,555.8	2,358.7
Costs and expenses(1)
Cost of sales - products	807.4	653.4	1,463.2	1,217.0
Cost of sales - services	220.5	197.6	417.5	374.4
Cost of sales	1,027.9	851.0	1,880.7	1,591.4
Operating expenses
Selling, general and administrative expenses	287.6	271.7	579.8	521.8
Amortization of intangibles	55.8	31.9	113.5	63.7
Restructuring costs	0.8	1.1	1.6	3.1
Foreign currency (gain) loss, net	2.9	4.1	1.6	(2.8)
Other operating expense (income)	(1.8)	(1.7)	(2.4)	(0.5)
Operating profit (loss)	26.2	102.2	(19.0)	182.0
Interest expense, net	33.4	20.0	62.7	44.1
Loss on extinguishment of debt	—	—	—	0.4
Change in fair value of warrant liabilities	(38.9)	71.2	(133.8)	84.8
Income (loss) before income taxes	31.7	11.0	52.1	52.7
Income tax expense	11.4	1.3	23.3	11.3
Net income (loss)	$20.3	$9.7	$28.8	$41.4

Earnings (loss) per share:
Basic	$0.05	$0.03	$0.08	$0.12
Diluted	$0.05	$0.03	$(0.28)	$0.12
Weighted-average shares outstanding:
Basic	376,594,660	352,199,184	376,285,196	350,908,612
Diluted	377,257,854	356,652,811	378,493,214	354,883,869
(1)    Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on April 27, 2022 for a fiscal year 2021 summary of changes made to conform with the current year presentation for product and service net sales and cost of sales.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$194.4	$439.1
Accounts receivable, less allowances of $15.4 and $14.1, respectively	1,676.2	1,536.4
Inventories	794.6	616.3
Other current assets	148.4	106.8
Total current assets	2,813.6	2,698.6
Property, plant and equipment, net	473.8	489.3
Other assets:
Goodwill	1,283.9	1,330.1
Other intangible assets, net	1,926.0	2,138.2
Deferred income taxes	49.0	47.9
Other	280.8	235.5
Total other assets	3,539.7	3,751.7
Total assets	$6,827.1	$6,939.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	867.2	858.5
Accrued expenses and other liabilities	916.7	953.4
Income taxes	14.7	21.1
Total current liabilities	1,820.4	1,854.8
Long-term debt, net	3,117.5	2,950.5
Deferred income taxes	179.6	198.8
Warrant liabilities	15.8	149.6
Other long-term liabilities	342.1	368.2
Total liabilities	5,475.4	5,521.9
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 376,721,173 and 375,801,857 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,612.6	2,597.5
Accumulated deficit	(1,186.6)	(1,215.4)
Accumulated other comprehensive (loss) income	(74.3)	35.6
Total equity (deficit)	1,351.7	1,417.7
Total liabilities and equity	$6,827.1	$6,939.6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Cash flows from operating activities:
Net income (loss)	$20.3	$9.7	$28.8	$41.4
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	17.6	18.3	35.5	35.2
Amortization	59.4	35.2	120.7	70.5
Deferred income taxes	(4.6)	(14.8)	(9.2)	(22.3)
Amortization of debt discount and issuance costs	2.5	1.5	4.8	3.3
Loss on extinguishment of debt	—	—	—	0.4
Change in fair value of warrant liabilities	(38.9)	71.2	(133.8)	84.8
Changes in operating working capital	(261.7)	(81.5)	(377.8)	(126.1)
Stock based compensation	7.2	6.2	13.8	11.8
Payment of contingent consideration	—	—	(8.7)	—
Changes in tax receivable agreement	—	(0.2)	—	1.6
Other	(7.5)	13.7	(12.0)	19.4
Net cash provided by (used for) operating activities	(205.7)	59.3	(337.9)	120.0
Cash flows from investing activities:
Capital expenditures	(23.1)	(13.6)	(38.2)	(30.4)
Investments in capitalized software	(3.6)	(4.3)	(6.7)	(5.4)
Acquisition of Business, net of cash acquired	(5.0)	—	(5.0)	—
Net cash used for investing activities	(31.7)	(17.9)	(49.9)	(35.8)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	371.8	—	447.6	—
Repayments of ABL revolving credit facility and short-term borrowings	(194.7)	—	(254.7)	—
Repayment of long-term debt	(5.4)	(5.4)	(10.9)	(10.9)
Proceeds from the exercise of warrants	—	—	—	107.5
Payment of tax receivable agreement	(12.5)	—	(12.5)	—
Payment of contingent consideration	—	—	(12.8)	—
Exercise of employee stock options	0.1	1.2	1.1	2.1
Employee taxes paid from shares withheld	(4.3)	(7.0)	(4.3)	(7.0)
Net cash provided by (used for) financing activities	155.0	(11.2)	153.5	91.7
Effect of exchange rate changes on cash and cash equivalents	(8.8)	1.4	(7.5)	(1.7)
Increase (decrease) in cash, cash equivalents and restricted cash	(91.2)	31.6	(241.8)	174.2
Beginning cash, cash equivalents and restricted cash	296.5	685.2	447.1	542.6
Ending cash, cash equivalents and restricted cash	$205.3	$716.8	$205.3	$716.8
Changes in operating working capital
Accounts receivable	$(165.0)	$(75.5)	$(169.8)	$(28.4)
Inventories	(26.7)	(38.9)	(187.1)	(107.3)
Other current assets	4.5	(2.8)	(10.0)	(8.1)
Accounts payable	(12.4)	30.2	20.6	50.9
Accrued expenses and other liabilities	(45.1)	25.5	(14.6)	(16.0)
Income taxes	(17.0)	(20.0)	(16.9)	(17.2)
Total changes in operating working capital	$(261.7)	$(81.5)	$(377.8)	$(126.1)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, represents the change in net sales adjusted to exclude the impacts foreign currency exchange rate, acquisition, and divestiture;
•Free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, and change in warranty liability.

Regional Segment Results

	Three months ended June 30,					Six months ended June 30,
	2022	2021	Δ	Δ%	Organic Δ%(2)	2022	2021	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$647.2	$564.9	$82.3	14.6%	6.6%	$1,182.3	$1,066.4	$115.9	10.9%	5.0%
APAC	407.2	398.0	9.2	2.3%	5.9%	740.0	755.4	(15.4)	(2.0)%	(0.1)%
EMEA	345.0	297.4	47.6	16.0%	13.3%	633.5	536.9	96.6	18.0%	9.6%
Total	$1,399.4	$1,260.3	$139.1	11.0%	7.9%	$2,555.8	$2,358.7	$197.1	8.4%	4.4%

Adjusted operating profit (loss)
Americas	$82.5	$128.6	$(46.1)	(35.8)%		$140.4	$255.0	$(114.6)	(44.9)%
APAC	68.5	62.8	5.7	9.1%		110.0	115.9	(5.9)	(5.1)%
EMEA	61.8	62.4	(0.6)	(1.0)%		95.0	95.8	(0.8)	(0.8)%
Corporate (3)	(130.8)	(119.7)	(11.1)	9.3%		(250.9)	(221.0)	(29.9)	13.5%
Total	$82.0	$134.1	$(52.1)	(38.9)%		$94.5	$245.7	$(151.2)	(61.5)%

Adjusted operating margins (4)
Americas	12.7%	22.8%	(10.1)%			11.9%	23.9%	(12.0)%
APAC	16.8%	15.8%	1.0%			14.9%	15.3%	(0.4)%
EMEA	17.9%	21.0%	(3.1)%			15.0%	17.8%	(2.8)%
Vertiv	5.9%	10.6%	(4.7)%			3.7%	10.4%	(6.7)%

(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(4)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended June 30,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$368.9	$305.3	$63.6	20.8%
Services & spares	187.6	179.6	8.0	4.5%
Integrated rack solutions	90.7	80.0	10.7	13.4%
	$647.2	$564.9	$82.3	14.6%
Asia Pacific:
Critical infrastructure & solutions	$243.0	$239.8	$3.2	1.3%
Services & spares	112.9	106.3	6.6	6.2%
Integrated rack solutions	51.3	51.9	(0.6)	(1.2)%
	$407.2	$398.0	$9.2	2.3%
EMEA:
Critical infrastructure & solutions	$234.8	$181.7	$53.1	29.2%
Services & spares	68.7	77.3	(8.6)	(11.1)%
Integrated rack solutions	41.5	38.4	3.1	8.1%
	$345.0	$297.4	$47.6	16.0%
Total:
Critical infrastructure & solutions	$846.7	$726.8	$119.9	16.5%
Services & spares	369.2	363.2	6.0	1.7%
Integrated rack solutions	183.5	170.3	13.2	7.8%
	$1,399.4	$1,260.3	$139.1	11.0%

	Six months ended June 30,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$663.2	$584.8	$78.4	13.4%
Services & spares	352.3	333.7	18.6	5.6%
Integrated rack solutions	166.8	147.9	18.9	12.8%
	$1,182.3	$1,066.4	$115.9	10.9%
Asia Pacific:
Critical infrastructure & solutions	$426.8	$455.8	$(29.0)	(6.4)%
Services & spares	217.5	201.8	15.7	7.8%
Integrated rack solutions	95.7	97.8	(2.1)	(2.1)%
	$740.0	$755.4	$(15.4)	(2.0)%
EMEA:
Critical infrastructure & solutions	$421.6	$314.1	$107.5	34.2%
Services & spares	133.6	149.4	(15.8)	(10.6)%
Integrated rack solutions	78.3	73.4	4.9	6.7%
	$633.5	$536.9	$96.6	18.0%
Total:
Critical infrastructure & solutions	$1,511.6	$1,354.7	$156.9	11.6%
Services & spares	703.4	684.9	18.5	2.7%
Integrated rack solutions	340.8	319.1	21.7	6.8%
	$2,555.8	$2,358.7	$197.1	8.4%

Organic growth by Product and Service Offering

	Three months ended June 30, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$63.6	$1.8	$(47.0)	$18.4	6.0%
Services & spares	8.0	—	—	8.0	4.5%
Integrated rack solutions	10.7	—	—	10.7	13.4%
	$82.3	$1.8	$(47.0)	$37.1	6.6%
Asia Pacific:
Critical infrastructure & solutions	$3.2	$8.1	$—	$11.3	4.7%
Services & spares	6.6	4.5	—	11.1	10.4%
Integrated rack solutions	(0.6)	1.6	—	1.0	1.9%
	$9.2	$14.2	$—	$23.4	5.9%
EMEA:
Critical infrastructure & solutions	$53.1	$27.3	$(50.6)	$29.8	16.4%
Services & spares	(8.6)	10.0	—	1.4	1.8%
Integrated rack solutions	3.1	5.3	—	8.4	21.9%
	$47.6	$42.6	$(50.6)	$39.6	13.3%
Total:
Critical infrastructure & solutions	$119.9	$37.2	$(97.6)	$59.5	8.2%
Services & spares	6.0	14.5	—	20.5	5.6%
Integrated rack solutions	13.2	6.9	—	20.1	11.8%
	$139.1	$58.6	$(97.6)	$100.1	7.9%
(1)The change in acquisition and divestiture sales includes E&I sales for the three months ended June 30, 2022 of $47.0 and $67.2 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the three months ended June 30, 2021 of $16.6 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended June 30, 2021.

	Six months ended June 30, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$78.4	$1.4	$(64.0)	$15.8	2.7%
Services & spares	18.6	0.6	—	19.2	5.8%
Integrated rack solutions	18.9	(0.2)	—	18.7	12.6%
	$115.9	$1.8	$(64.0)	$53.7	5.0%
Asia Pacific:
Critical infrastructure & solutions	$(29.0)	$8.3	$—	$(20.7)	(4.5)%
Services & spares	15.7	4.9	—	20.6	10.2%
Integrated rack solutions	(2.1)	1.4	—	(0.7)	(0.7)%
	$(15.4)	$14.6	$—	$(0.8)	(0.1)%
EMEA:
Critical infrastructure & solutions	$107.5	$37.5	$(105.2)	$39.8	12.7%
Services & spares	(15.8)	15.6	—	(0.2)	(0.1)%
Integrated rack solutions	4.9	7.3	—	12.2	16.6%
	$96.6	$60.4	$(105.2)	$51.8	9.6%
Total:
Critical infrastructure & solutions	$156.9	$47.2	$(169.2)	$34.9	2.6%
Services & spares	18.5	21.1	—	39.6	5.8%
Integrated rack solutions	21.7	8.5	—	30.2	9.5%
	$197.1	$76.8	$(169.2)	$104.7	4.4%
(1)The change in acquisition and divestiture sales includes E&I sales for the six months ended June 30, 2022 of $64.0 and $137.7 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the six months ended June 30, 2021 of $32.5 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the six months ended June 30, 2021.

Segment information

Operating profit (loss)	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Americas	$82.5	$128.6	$140.4	$255.0
Asia Pacific	68.5	62.8	110.0	115.9
Europe, Middle East & Africa	61.8	62.4	95.0	95.8
Total reportable segments	212.8	253.8	345.4	466.7
Foreign currency gain (loss)	(2.9)	(4.1)	(1.6)	2.8
Corporate and other	(127.9)	(115.6)	(249.3)	(223.8)
Total corporate, other and eliminations	(130.8)	(119.7)	(250.9)	(221.0)
Amortization of intangibles	(55.8)	(31.9)	(113.5)	(63.7)
Operating profit (loss)	$26.2	$102.2	$(19.0)	$182.0

Reconciliation of net cash provided by (used for) operating activities to free cash flow

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Net cash provided by (used for) operating activities	$(205.7)	$59.3	$(337.9)	$120.0
Capital expenditures	(23.1)	(13.6)	(38.2)	(30.4)
Investments in capitalized software	(3.6)	(4.3)	(6.7)	(5.4)
Free cash flow	$(232.4)	$41.4	$(382.8)	$84.2
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Operating profit (loss)	$26.2	$102.2	$(19.0)	$182.0
Amortization of intangibles	55.8	31.9	113.5	63.7
Adjusted operating profit (loss)	$82.0	$134.1	$94.5	$245.7

Reconciliation from operating margin to adjusted operating margin

	Three months ended June 30, 2022	Three months ended June 30, 2021	Δ	Six months ended June 30, 2022	Six months ended June 30, 2021	Δ
Vertiv net sales	1,399.4	1,260.3	$139.1	$2,555.8	$2,358.7	$197.1
Vertiv operating profit (loss)	26.2	102.2	(76.0)	(19.0)	182.0	(201.0)
Vertiv operating margin	1.9%	8.1%	(6.2)%	(0.7)%	7.7%	(8.4)%

Amortization of intangibles	55.8	31.9	23.9	$113.5	$63.7	$49.8
Vertiv adjusted operating profit (loss)	82.0	134.1	(52.1)	94.5	245.7	(151.2)
Vertiv adjusted operating margin	5.9%	10.6%	(4.7)%	3.7%	10.4%	(6.7)%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended June 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$26.2	$33.4	$(38.9)	$11.4	$20.3	$0.05
Amortization of intangibles	55.8	—	—	—	55.8	0.15
Change in warrant liability	—	—	38.9	—	(38.9)	(0.10)
Non-GAAP Adjusted	$82.0	$33.4	$—	$11.4	$37.2	$0.10
(1)Diluted EPS and adjusted diluted EPS based on 377.3 million shares (includes 376.6 million basic shares and 0.7 million dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended June 30, 2021
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$102.2	$20.0	$71.2	$1.3	$9.7	$0.03
Amortization of intangibles	31.9	—	—	—	31.9	0.09
Change in warrant liability	—	—	(71.2)	—	71.2	0.20
Pro-forma share count	—	—	—	—	—	(0.01)
Non-GAAP Adjusted	$134.1	$20.0	$—	$1.3	$112.8	$0.31
(1)Diluted EPS based on 356.7 million shares (includes 352.2 million basic shares and 4.5 million potential dilutive stock options and restricted stock units). Adjusted diluted EPS based on pro-forma share count 362.1 million shares (includes 352.2 million basic shares and 9.9 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.

Six months ended June 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$(19.0)	$62.7	$(133.8)	$23.3	$28.8	$(0.28)
Amortization of intangibles	113.5	—	—	—	113.5	0.30
Change in warrant liability	—	—	133.8	—	(133.8)	—
Non-GAAP Adjusted	$94.5	$62.7	$—	$23.3	$8.5	$0.02
(1)Diluted EPS and adjusted diluted EPS based on 378.5 million shares (includes 376.3 million basic shares and 2.2 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $133.8 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Six months ended June 30, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$182.0	$44.1	$0.4	$84.8	$11.3	$41.4	$0.12
Amortization of intangibles	63.7	—	—	—	—	63.7	0.18
Change in warrant liability	—	—	—	(84.8)	—	84.8	0.24
Pro-forma share count	—	—	—	—	—	—	(0.01)
Non-GAAP Adjusted	$245.7	$44.1	$0.4	$—	$11.3	$189.9	$0.53
(1)Diluted EPS based on 354.9 million shares (includes 350.9 million basic shares and 4.0 million potential dilutive stock options and restricted stock units). Adjusted diluted EPS based on pro-forma share count 361.4 million shares (includes 350.9 million basic shares and 10.5 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.

Vertiv Holdings Co
2022 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Third Quarter 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$85.0	$37.0	$17.0	$31.0	$0.08
Amortization of intangibles	55.0	—	—	55.0	0.15
Non-GAAP Adjusted	$140.0	$37.0	$17.0	$86.0	$0.23

Fourth Quarter 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$204.0	$41.3	$62.7	$100.0	$0.26
Amortization of intangibles	49.0	—	—	49.0	0.13
Non-GAAP Adjusted	$253.0	$41.3	$62.7	$149.0	$0.39

Full Year 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (4)
GAAP	$270.0	$141.0	$(133.8)	$103.0	$159.8	0.42
Change in warrant liability	—	—	133.8	—	(133.8)	(0.35)
Amortization of intangibles	217.5	—	—	—	217.5	0.57
Non-GAAP Adjusted	$487.5	$141.0	$—	$103.0	$243.5	$0.64
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2022 guidance, including organic net sales growth, adjusted operating margin and free cash flow, is not available without unreasonable effort due to high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 377.4 million shares (includes 377.2 million basic shares and a weighted average 0.2 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 381.2 million shares (includes 377.6 million basic shares and a weighted average 3.6 million potential dilutive stock options and restricted stock units).
(4)Diluted EPS and adjusted diluted EPS based on 378.3 million shares (includes 376.8 million basic shares and a weighted average 1.5 million potential dilutive stock options and restricted stock units).